                                                                                                              Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-58396, 33-67218, 33-58797, 33-56721, 333-45402, and 333-59722) of Stanley Furniture Company, Inc. of our report dated January 28, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Richmond, Virginia
February 4, 2008